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Exhibit 4.1

	CLASS A COMMON STOCK		CLASS A COMMON STOCK
NUMBER	$.001 PAR VALUE		$.001 PAR VALUE	SHARES
HN
INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE
		[PICTURE]	SEE REVERSE FOR CERTAIN DEFINITIONS
CUSIP 42222G 10 8
THIS CERTIFICATE IS TRANSFERABLE IN THE CITIES OF CHICAGO OR NEW YORK
Health Net, Inc.
This Certifies that

Is the record holder of
FULLY PAID AND NONASSESSABLE SHARES OF CLASS A COMMON STOCK, OF

Health Net, Inc. hereunder designated "the Corporation" transferable on the share register of the Corporation upon surrender of the Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.
[SEAL]	Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.
Dated:
COUNTERSIGNED AND REGISTERED:
COMPUTERSHARE INVESTOR SERVICES, LLC
TRANSFER AGENT AND REGISTRAR.
By

	SECRETARY	PRESIDENT	AUTHORIZED SIGNATURE

        The Corporation shall furnish without charge to each stockholder who so requests a statement of the powers, designations, preferences and relative, participating, optional, or other special rights of each class of stock of the Corporation or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Such requests shall be made to the Corporation's Secretary at the principal office of the Corporation.

        KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN, OR DESTROYED THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.

        The following abbreviations when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT MIN ACT	—		Custodian
TEN ENT	—	as tenants by the entireties			(Cust)		(Minor)
JT TEN	—	as joint tenants with right of survivorship and not as tenants in common			under Uniform Gifts to Minors Act (State)
			UNIF TRF MIN ACT	—		Custodian (until age )
					(Cust)		(Minor)
under Uniform Transfers to Minors Act (State)

Additional abbreviations may also be used though not in the above list

        For Value Received,                                                                                                                      hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE
(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

shares
of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint attorney-in-fact
to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.
Dated
X
X
	NOTICE	THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER.
Signature(s) Guaranteed

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 174d-15.

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  Exhibit 4.1